UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-2382 (Commission File Number)	41-0908057 (IRS Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota (Address of principal executive offices)		55344 (Zip Code)

Registrant’s telephone number, including area code:  (952) 937-4000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On October 27, 2008, the Compensation Committee of the Board of Directors of MTS Systems Corporation (the “Company”) approved amendments to various Company compensation plans for executive officers and management of the Company. Specifically, the Compensation Committee approved the First Amendment to the Company’s 2006 Stock Incentive Plan, the First Amendment to the Company’s Executive Variable Compensation Plan, and amendments to the Company’s Executive Deferred Compensation Plan (2005) (collectively, the “Plans”). All of the amendments to Plans were made in order to comply with Section 409A of the Internal Revenue Code (the “Code”). The full text of the amendments to the Plans is attached hereto as Exhibits. 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference.

          Also, on October 27, 2008, in an effort to comply with Section 409A of the Code, the Compensation Committee approved amendments to the form of change in control agreements the Company uses with those executive officers who are subject to change in control agreements. The new form of agreement will replace or amend existing change in control agreements. The form of change in control agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	10.1	First Amendment to 2006 Stock Incentive Plan.
	10.2	First Amendment to Executive Variable Compensation Plan.
	10.3	Executive Deferred Compensation Plan (2005).
	10.4	Form of Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: October 28, 2008	By:	/s/SUSAN E. KNIGHT

Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	First Amendment to 2006 Stock Incentive Plan.
10.2	First Amendment to Executive Variable Compensation Plan.
10.3	Executive Deferred Compensation Plan (2005).
10.4	Form of Change in Control Agreement.